Financial Results First Quarter 2022 Exhibit 99.2

Forward-Looking Statements & Non-GAAP Financial Measures This presentation may contain forward-looking statements, including statements with respect to the pending acquisition of First Century Bancorp and its effects on the future performance of the Company and the Bank, the expected timing of completion of the transaction and other statements concerning the financial condition, results of operations, trends in lending policies and loan programs, plans and prospective business partnerships, objectives, future performance and business of the Company. Forward-looking statements are generally identifiable by the use of words such as “ahead,” “anticipate,” “believe,” “capitalize,” “confidence in,” “continue,” “could,” “designed,” “effort,” “estimate,” “expect,” “growth,” “help,” “hope,” “intend,” “looking forward,” “may,” “opportunities,” “optimistic,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “waiting on,” “well-positioned,” “will,” “working on,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Such statements are subject to certain risks and uncertainties including: the effects of the COVID-19 global pandemic and other adverse public health developments on the economy, our business and operations and the business and operations of our vendors and customers: general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that we own or that is the collateral for our loans. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, SBA, healthcare finance and franchise finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; execution of pending and future acquisitions, reorganization or disposition transactions, including without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings and other anticipated benefits from such transactions; the failure of any of the closing conditions in the definitive merger agreement with First Century Bancorp to be satisfied on a timely basis or at all; fluctuations in interest rates; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. This presentation contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, total interest income – FTE, adjusted total interest income – FTE, net interest income – FTE, adjusted net interest income, adjusted net interest income – FTE, net interest margin – FTE, adjusted net interest margin, adjusted net interest margin – FTE, (benefit) provision for loan losses, excluding tax refund advance loans, average loans, excluding tax refund advance loans, net (recoveries) charge-offs to average loans, excluding tax refund advance loans, allowance for loan losses to loans, excluding PPP loans, adjusted noninterest income, adjusted noninterest expense, adjusted noninterest expense to average assets, adjusted income before income taxes, adjusted income tax provision, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity, adjusted return on average tangible common equity, adjusted effective income tax rate, income before income taxes, excluding tax refund advance loans, income tax provision, excluding tax refund advance loans and net income, excluding tax refund advance loans are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non- GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this presentation under the caption “Reconciliation of Non-GAAP Financial Measures.” 2

First Quarter 2022 Highlights 3 Loans and Deposits  Total portfolio loan balances declined 0.2% from 4Q21  Growth in franchise finance, construction and consumer lending portfolios  Demand deposit, BaaS, savings and money market balances increased 7.2% from 4Q21 while CD and brokered deposit balances decreased 7.7% Profitability and Capital  ROAA of 1.08%, ROAE of 11.94% and ROATCE of 12.09%2  Adjusted ROAA of 1.16%1,2, adj. ROAE of 12.82%1,2 and adj. ROATCE of 12.98%1,2  Regulatory capital ratios continued to increase  Repurchased 103,703 common shares under authorized repurchase program Key Operating Trends  NIM of 2.56% and FTE NIM of 2.69%, both increases of 26 bps from 4Q212  Cost of interest-bearing deposits declined 3 bps from 4Q21 to 0.81%  SBA loan sales contributed $3.5 million of fee revenue  Asset quality remained strong with NPAs to total assets of 0.17% Earnings  Diluted EPS of $1.14; adjusted diluted EPS of $1.22, up 16.2% from 1Q21 1, 2  Net income of $11.2 million; adjusted net income of $12.0 million, up 15.2% from 1Q21 1,2  Total revenue of $32.6 million, up 12.7% from 1Q21 1 1Q22 adjusted results exclude $0.9 million nonrecurring consulting fees and $0.2 million acquisition-related expenses 2 See Reconciliation of Non-GAAP Financial Measures in the Appendix

Loan Portfolio Overview 4 Loan Portfolio Mix 1 1 Percentages may not add up to 100% due to rounding 2 Includes commercial and industrial and owner-occupied commercial real estate balances Dollars in millions 2  Total loan portfolio balances declined 0.2% from 4Q21 and 5.8% from 1Q21  Commercial loan balances decreased $23.8 million, or 1.0%, compared to 4Q21 – Due primarily to net payoffs in healthcare finance, owner-occupied commercial real estate and public finance loans – Also impacted by a sale of $14.4 million of single tenant lease financing loans  Consumer loan balances increased $18.8 million, or 4.0%, compared to 4Q21 – Due to increases in residential mortgages, trailers, recreational vehicles and tax refund advance loans 11% 10% 10% 10% 9% 10% 16% 16% 11% 8% 7% 6% 3% 4% 1% 2% 4% 4% 3%2% 4% 11% 17% 13% 13%22% 26% 24% 20% 21% 20% 38% 34% 34% 31% 30% 31% 2% 2% 2% 4% 6% 7% 9% 7% 6% 6% 6% 6% $2,091.0 $2,716.2 $2,963.5 $3,059.2 $2,887.7 $2,880.8 2017 2018 2019 2020 2021 1Q22 Commercial and Industrial Construction and Investor CRE Single Tenant Lease Financing Public Finance Healthcare Finance Small Business Lending Franchise Finance Residential Mortgage/HE/HELOCs Consumer

Deposit Composition 5 Total Non-Maturity Deposits - $2.0B as of 3/31/221 Dollars in millions Total Deposits - $3.2B as of 3/31/22 Dollars in millions  Total deposits increased $39.0 million, or 1.2%, compared to 4Q21, and were consistent with 1Q21  Deposit growth includes $50.0 million of low cost BaaS deposits  CD and brokered deposit balances decreased $97.7 million, or 7.7%, compared to 4Q21  Cost of interest-bearing deposits declined 3 bps from 4Q21 to 0.81% $119.2 4% $334.7 10% $66.3 2% $1,475.9 46% $50.0 2% $1,171.9 37% Noninterest-bearing deposits Interest-bearing demand deposits Savings accounts Money market accounts BaaS deposits Certificates and brokered deposits $453.2 22% $118.6 6% $681.0 33% $743.3 36% $50.0 3% Commercial Public funds Small business Consumer BaaS 1 Total non-maturity deposits excludes CD and brokered non-maturity deposits and includes approximately $100 million of interest-bearing demand deposits that have a contractual term of five years

Net Interest Income and Net Interest Margin  Net interest income – FTE was up 8.9% over 4Q21  Higher interest income was driven mainly by income from tax refund advance loans and securities yields, partially offset by lower loan fees  Interest expense on deposits continued to decline as higher cost CDs matured and were either replaced with lower cost deposits or not renewed 6 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix 2 3Q21 FTE Net Interest Income and FTE NIM exclude the impact of $0.8 million in subordinated debt redemption costs Yield on Loans and Cost of Interest-Bearing Deposits NIM – GAAP and FTE1 4.07% 4.10% 4.04% 4.26% 4.52% 1.12% 0.99% 0.90% 0.84% 0.81% 1Q21 2Q21 3Q21 4Q21 1Q22 Yield on loans Cost of interest-bearing deposits $20.5 $21.6 $20.9 $23.5 $25.8 $21.9 $23.0 $23.1 $24.9 $27.1 1Q21 2Q21 3Q21 4Q21 1Q22 GAAP FTE 2.04% 2.11% 2.00% 2.30% 2.56% 2.18% 2.25% 2.21% 2.43% 1Q21 2Q21 3Q21 4Q21 1Q22 GAAP FTE 2.69% Net Interest Income – GAAP and FTE1 Dollars in millions 2 2

Net Interest Margin Drivers 7 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix NIM – FTE1 Linked-Quarter Change Monthly Rate Paid on Interest-Bearing Deposits 2.25% 2.21%  Linked-quarter NIM and FTE NIM increased 26 bps, driven by income from tax refund advance loans as well as higher securities yields and lower deposit costs – Loan yields, excluding tax refund advance loans, decreased 4 bps from 4Q21, due mainly to lower loan fees – Excluding income from tax refund advance loans, FTE NIM was 2.41% – Securities yields increased 25 bps from 4Q21  Deposit cost continued to decline, decreasing 3 bps from 4Q21 to 81 bps for 1Q22 – Improved deposit composition driving decline in deposit costs – Excess liquidity provides ability to fund maturing CDs - $623.9 million mature in the next 12 months with a weighted average cost of 0.94% 1.42% 1.23% 1.07% 0.96% 0.88% 0.82% 0.80% 0.82% 0.80% 0.70% 0.80% 0.90% 1.00% 1.10% 1.20% 1.30% 1.40% 1.50% Sep-20 Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 22-Jan 22-Feb 22-Mar +21 bps +3 bps +2 bps 2.43% 2.69%

$8.4 $6.4 $7.8 $7.7 $6.8 $9.0 1Q21 2Q21 3Q21 4Q21 1Q22 Core Gain on sale of premises and equipment Noninterest Income 8 Dollars in millions Noninterest Income 1Q22 Dollars in millions Noninterest Income 1 Noninterest income includes a $2.5 million gain on sale of premises and equipment; see Reconciliation of Non-GAAP Financial Measures in the Appendix 1  Noninterest income of $6.8 million, compared to $7.7 million in 4Q21 and $8.4 million in 1Q21  Gain on sale of loans of $3.8 million, compared to $4.1 million in 4Q21 and $1.7 million in 1Q21 – SBA gain on sale revenue of $3.5 million, up $0.2 million from 4Q21 on higher volume – Includes $0.4 million gain from the sale of $14.4 million of single tenant lease financing loans  Mortgage banking revenue of $1.9 million, compared to $2.8 million in 4Q21 and $5.8 million in 1Q21 $0.3 $0.3 $3.8 $1.9 $0.5 Service charges and fees Net loan servicing revenue Gain on sale of loans Mortgage banking activities Other

Noninterest Expense

- Noninterest expense of $18.8 million, compared to $17.0 million in 4Q21 and $15.3 million in 1Q21
  - Increased loan expenses includes $0.9 million of tax refund advance loan servicing fees paid to First Century Bank
  - Professional fees include $0.9 million of nonrecurring consulting fees and $0.2 million of acquisition-related expenses
  - Increased premises and equipment expense reflects costs related to new corporate headquarters
  - Lower salaries and employee benefits driven by lower incentive compensation, partially offset by employee benefit annual resets
- Noninterest expense / average assets remains well below the industry average

Noninterest Expense

Dollars in millions



Core
Non-core items
$20.0
$15.0
$10.0
$5.0
$-
$15.3
$15.1
$14.5
$17.0[1]
$16.3
$18.8[2]
$17.7
1Q21
2Q21
3Q21
4Q21
1Q22

Noninterest Expense / Average Assets



Core
Non-core items
1.49%
1.44%
1.34%
1.61%[1]
1.55%
1.81%[2]
1.71%
1Q21
2Q21
3Q21
4Q21
1Q22

1 4Q21 noninterest expense includes a $0.5 million IT contract termination fee and $0.2 million of acquisition-related expenses ; see Reconciliation of Non-GAAP Financial Measures in the Appendix
2 1Q22 noninterest expense includes $0.9 million of nonrecurring consulting fees and $0.2 million of acquisition-related expenses; see Reconciliation of Non-GAAP Financial Measures in the Appendix

FIRST INTERNET BANCORP 9

Asset Quality

- Allowance for loan losses to total loans of 0.98% in 1Q22, both including and excluding PPP loans[1]
- Quarterly provision for loan losses was $0.8 million, compared to a benefit of $0.2 million in 4Q21 and a provision of $1.3 million in 1Q21; 1Q22 includes $1.8 million of provision related to tax refund advance loans
- Net charge-offs to average loans of 0.05%, compared to net recoveries to average loans of 0.01% in 4Q21; 1Q22 includes $1.5 million of net charge-offs related to tax refund advance loans
- Positive resolution of single tenant lease financing relationship classified as OREO; recognized net recoveries of $1.2 million in excess of OREO carrying value
- Nonperforming loans declined $0.3 million, or 4.3%, from 4Q21

NPLs / Total Loans



0.48%
0.31%
0.27%
0.26%
0.25%
1Q21
2Q21
3Q21
4Q21
1Q22

NPAs / Total Assets



0.35%
0.25%
0.21%
0.20%
0.17%
1Q21
2Q21
3Q21
4Q21
1Q22

Net Charge-Offs (Recoveries) / Avg. Loans



0.02%
0.35%
0.01%
-0.01%
0.05%[2]
1Q21
2Q21
3Q21
4Q21
1Q22

1 See Reconciliation of Non-GAAP Financial Measures in the Appendix
2 1Q22 net charge-offs includes a 0.21% impact related to net charge-offs of tax refund advance loans; see Reconciliation of Non-GAAP Financial Measures in the Appendix

FIRST INTERNET BANCORP

10

Capital  Tangible common equity to tangible assets ratio declined 16 bps to 8.77%1  Tangible book value per share of $38.21, down 0.8% from 4Q211  Tangible common equity and book value were negatively impacted by the effect of rising interest rates on the available-for-sale securities portfolio  Repurchased 103,703 shares at an average price per share of $49.35 during 1Q22 11 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix 2 Regulatory capital ratios are preliminary pending filing of the Company’s and Bank’s regulatory reports Company Bank Total shareholders' equity to assets 8.87% 10.18% Tangible common equity to tangible assets1 8.77% 10.08% Tier 1 leverage ratio 9.26% 10.57% Common equity tier 1 capital ratio 13.16% 15.03% Tier 1 capital ratio 13.16% 15.03% Total risk-based capital ratio 17.62% 15.99% $22.24 $23.04 $26.09 $27.93 $30.82 $33.29 $38.51 $38.21 2015 2016 2017 2018 2019 2020 2021 1Q22 Tangible Book Value Per Share1 Regulatory Capital Ratios – March 31, 20222

Positioned for an Increasing Interest Rate Cycle 12  Improved deposit composition – Larger percentage of non-maturity deposits (“NMD”) compared to the beginning of the last rate tightening cycle – NMD products experienced lower betas in prior cycle – Fintech/BaaS initiatives will bring funding diversification with low cost deposit platforms  Greater revenue diversification – Investments in SBA and mortgage technology have led to a higher proportion of noninterest income to total revenue – Fintech/BaaS initiatives will further increase the proportion of noninterest income to total revenue  Increased focus on higher-yielding variable rate and short duration loan originations – Construction and retained SBA balances have been increasing relative to total loans Total Revenue Composition 8% 25% 66% 16% 48% 36% 84% 16% 72% 25% 2% Deposit Composition 12/31/2016 3/31/2022 2017 TTM 3/31/20221 DDA & BaaS Brokered MMDA & Savings CDs & Brokered Deposits 1 TTM 3/31/2022 total revenue and noninterest income excludes $2.5 million gain on sale of premises and equipment Net Interest Income Noninterest Income Tax Refund Advance Lending

23% 19% 18% 9% 7% 24% Accommodation and Food Services Services Retail Trade Manufacturing Real Estate and Rental and Leasing Other 20% 18% 11%9%8% 8% 26% IN IL MI FL CA TX Other Small Business Lending  $97.0 million in balances as of March 31, 2022  Current balance of $1.0 million outstanding under the Paycheck Protection Program – $2.1 million of PPP loans forgiven during 1Q22  SBA sales, credit and operations teams in place to support expanded loan production 13 1 Excludes PPP loans Managed SBA 7(a) Loans1 Portfolio Mix by State Portfolio Mix by Major Industry $78.9 $83.6 $88.0 $105.5 $96.1 $179.6 $196.9 $213.4 $230.5 $254.5 $3.4 $5.6 $9.8 $13.8 $10.1 $261.9 $286.1 $311.2 $349.8 $360.7 1Q21 2Q21 3Q21 4Q21 1Q22 Retained Balance Servicing Portfolio Held For Sale

23% 11% 8% 6%5%4%4% 38% TX CA GA AZ PA MI NJ Other Franchise Finance  $107.2 million in balances as of March 31, 2022  Lending activity focused on providing growth financing to franchisees in various industry segments  Origination volumes expected to be in the range of $150 million in 2022  Average loan size of $907,000 14 Portfolio Mix by Borrower Use Portfolio Mix by State Portfolio Mix by Brand 30% 23% 13% 12% 10% 2% 10% Indoor Recreation Beauty Salons Full-Service Restaurants Fitness and Recreational Sports Centers Limited-Service Restaurants Pet and Pet Supply Stores Other 29% 12% 7%3% 4%3% 42% Urban Air Adventure Park My Salon Suite F45 Training Smoothie King Jersey Mike's Sola Salon Studios Other

29% 19% 11% 6% 5% 4% 7% Land Subdivision Hotels (except Casino Hotels) and Motels Lessors of Nonresidential Buildings Continuing Care Retirement Communities Medicinal and Botanical Manufacturing Assisted Living Facilities Other 54%30% 11% 4% 1% IN CA NY AZ Other 61% 16% 23% Commercial Construction/ Development Residential Construction/ Development Investor Commercial Real Estate Construction and Investor Commercial Real Estate  $184.3 million in combined balances as of March 31, 2022  Average current loan balance of $1.1 million for investor CRE  Average commitment sizes for construction – Commercial construction/development: $14.1 million – Residential construction/development: $1.5 million 15 Portfolio by Loan Type Portfolio Mix by State Portfolio Mix by Major Industry  Unfunded commitments as of March 31, 2022 – Commercial construction/development: $132.6 million – Residential construction/development: $50.4 million

Single Tenant Lease Financing  $852.5 million in balances as of March 31, 2022  Long-term financing of single tenant properties occupied by historically strong national and regional tenants  Weighted-average portfolio LTV of 47%  Average loan size of $1.3 million 16 Portfolio Mix by Major Vertical Portfolio Mix by Major Tenant Portfolio Mix by Geography  Strong historical credit performance  No delinquencies in this portfolio 26% 21% 18% 10% 9% 6% 6% 4% Quick Service Restaurants Full Service Restaurants Auto Parts/ Repair/Car Wash Convenience/Fuel Pharmacies Specialty Retailers Dollar Stores Other 6% 5% 5% 4% 4% 4% 4% 3% 3% 3% 59% Burger King Red Lobster Wendy's Dollar General Caliber Collision Bob Evans Walgreens ICWG CVS Applebee's Other 12% 24% 22% 37% 5%

4% 2% 5% 4% 21% 7% 6% 3%2%1% 3% 42% AAA/Aaa AA+/Aa1 AA/Aa2 AA-/Aa3 A+/A1 A/A2 A-/A3 BBB+/Baa1 BBB/Baa2 BB+/Ba1 BB/Ba2 Non-Rated 32% 14% 14% 11% 6% 6% 4% 3% 3% 2% 5% General Obligation Essential use equipment loans Lease rental revenue Utilities Revenue Public higher ed facilities - Revenue Tax Incremental Financing (TIF) districts Sales tax, food and bev tax, hotel tax Short term cash flow fin (BAN) - G.O. Income Tax supported loans Municipally owned health care facilities Other 60% 6% 5% 4% 4% 3% 3% 3% 12% IN OK IA OH MO MI GA MS Other Public Finance  $587.8 million in balances as of March 31, 2022  Provides a range of credit solutions for government and not-for-profit entities  Borrowers’ needs include short-term financing, debt refinancing, infrastructure improvements, economic development and equipment financing 17  No delinquencies or losses since inception Portfolio Mix by Repayment Source Borrower Mix by Credit Rating Portfolio Mix by State

29% 12% 5%5%4%4% 3% 38% CA TX NY FL AZ NJ WA Other 89% 7% 4% Dentists Veterinarians Other 78% 17% 4% 1% Practice Refi or Acquisition Owner Occupied CRE Project Equipment and Other Healthcare Finance  $354.6 million in balances as of March 31, 2022  Loan portfolio focused primarily on dental practices with some exposure to veterinary practices and other specialties  Average loan size of $554,000  No delinquencies in this portfolio 18 Portfolio Mix by Borrower Use Portfolio Mix by Borrower Portfolio Mix by State

22% 14% 13% 10% 9% 6% 26% Services Construction Manufacturing Real Estate and Rental and Leasing Retail Trade Arts, Entertainment, and Recreation Other 54% 25% 5% 2% 1% 13% IN AZ IL FL OH Other 50% 37% 13% C&I - Term Loans Owner Occupied CRE C&I - Lines of Credit C&I and Owner-Occupied Commercial Real Estate  $156.6 million in combined balances as of March 31, 2022  Current C&I LOC utilization of 39% Average loan sizes  C&I: $615,000  Owner-occupied CRE: $695,000 19 Portfolio by Loan Type Portfolio Mix by State Portfolio Mix by Major Industry

Residential Mortgage  $209.3 million in balances as of March 31, 2022 (includes home equity balances)  Direct-to-consumer originations centrally located at corporate headquarters  Focused on high quality borrowers – Average loan size of $152,000 – Average credit score at origination of 752 – Average LTV at origination of 69%  Strong historical credit performance 20 Concentration by State Concentration by Loan Type State Percentage Indiana 69% California 13% Florida 3% New York 2% Georgia 2% All other states 11% National Portfolio with Midwest Concentration 15% 2% 71% 6% 6% Loan Type Percentage Single Family Residential 74% SFR Construction to Permanent 17% Home Equity – LOC 8% Home Equity – Closed End 1%

23% 22% 18% 28% 9% Specialty Consumer  $279.5 million in balances as of March 31, 2022  Direct-to-consumer and nationwide dealer network originations  Focused on high quality borrowers – Average credit score at origination of 777 – Average loan size of $22,000  Strong historical credit performance 21 Concentration by State Concentration by Loan Type State Percentage Texas 14% California 12% Florida 6% North Carolina 4% Arizona 4% All other states 60% Geographically Diverse Portfolio Loan Type Percentage Trailers 55% Recreational Vehicles 35% Other consumer 10%

22 Appendix

Loan Portfolio Composition

Dollars in thousands	2019	2020	1Q21	2Q21	3Q21	4Q21	1Q22
Commercial loans							
Commercial and industrial	$ 96,420	$ 75,387	$ 71,835	$ 96,203	$ 107,142	$ 96,008	$ 99,808
Owner-occupied commercial real estate	86,726	89,785	87,930	87,136	84,819	66,732	56,752
Investor commercial real estate	12,567	13,902	14,832	28,871	28,505	28,019	34,627
Construction	60,274	110,385	123,483	117,970	115,414	136,619	149,662
Single tenant lease financing	995,879	950,172	941,322	913,115	921,998	865,854	852,519
Public finance	687,094	622,257	637,600	612,138	601,738	592,665	587,817
Healthcare finance	300,612	528,154	510,237	455,890	417,388	387,852	354,574
Small business lending	46,945	125,589	132,490	123,293	102,889	108,666	97,040
Franchise finance	-	-	-	-	25,598	81,448	107,246
Total commercial loans	2,286,517	2,515,631	2,519,729	2,434,616	2,405,491	2,363,863	2,340,045
Consumer loans							
Residential mortgage	313,849	186,787	190,148	177,148	188,750	186,770	191,153
Home equity	24,306	19,857	17,949	17,510	17,960	17,665	18,100
Trailers	146,734	144,493	143,454	148,795	147,806	146,267	148,870
Recreational vehicles	102,702	94,405	92,221	91,030	90,192	90,654	93,458
Other consumer loans	45,873	36,794	34,534	31,971	30,398	28,557	28,002
Tax refund advance loans	-	-	-	-	-	-	9,177
Total consumer loans	633,464	482,336	478,306	466,454	475,106	469,913	488,760
Net def. loan fees, prem., disc. and other [1]	43,566	61,264	60,659	56,538	55,551	53,886	51,975
Total loans	**$ 2,963,547**	**$ 3,059,231**	**$ 3,058,694**	**$ 2,957,608**	**$ 2,936,148**	**$ 2,887,662**	**$ 2,880,780**

1 Includes carrying value adjustments of $36.4 million, $37.5 million, $38.9 million, $40.4 million, $41.6 million and $42.7 million related to terminated interest rate swaps associated with public finance loans as of March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, respectively, and $21.4 million as of December 31, 2019 related to interest rate swaps associated with public finance loans.

FIRST INTERNET BANCORP

23

Reconciliation of Non-GAAP Financial Measures 24 Dollars in thousands 2015 2016 2017 2018 2019 2020 2021 1Q22 Total equity - GAAP $104,330 $153,942 $224,127 $288,735 $304,913 $330,944 $380,338 $374,655 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) Tangible common equity $99,643 $149,255 $219,440 $284,048 $300,226 $326,257 $375,651 $369,968 Common shares outstanding 4,481,347 6,478,050 8,411,077 10,170,778 9,741,800 9,800,569 9,754,455 9,683,727 Book value per common share $23.28 $23.76 $26.65 $28.39 $31.30 $33.77 $38.99 $38.69 Effect of goodwill (1.04) (0.72) (0.56) (0.46) (0.48) (0.48) (0.48) (0.48) Tangible book value per common share $22.24 $23.04 $26.09 $27.93 $30.82 $33.29 $38.51 $38.21

Reconciliation of Non-GAAP Financial Measures 25 Dollars in thousands 1Q21 2Q21 3Q21 4Q21 1Q22 Total equity - GAAP $344,566 $358,641 $370,442 $380,338 $374,655 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) Tangible common equity $339,879 $353,954 $365,755 $375,651 $369,968 Total assets - GAAP $4,188,570 $4,204,642 $4,252,292 $4,210,994 $4,225,397 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) Tangible assets $4,183,883 $4,199,955 $4,247,605 $4,206,307 $4,220,710 Common shares outstanding 9,823,831 9,854,153 9,854,153 9,754,455 9,683,727 Book value per common share $35.07 $36.39 $37.59 $38.99 $38.69 Effect of goodwill (0.47) (0.47) (0.47) (0.48) (0.48) Tangible book value per common share $34.60 $35.92 $37.12 $38.51 $38.21 Total shareholders' equity to assets 8.23% 8.53% 8.71% 9.03% 8.87% Effect of goodwill (0.11%) (0.10%) (0.10%) (0.10%) (0.10%) Tangible common equity to tangible assets 8.12% 8.43% 8.61% 8.93% 8.77% Total average equity - GAAP $335,968 $352,894 $366,187 $376,832 $380,767 Adjustments: Average goodwill (4,687) (4,687) (4,687) (4,687) (4,687) Average tangible common equity $331,281 $348,207 $361,500 $372,145 $376,080 Return on average shareholders' equity 12.61% 14.88% 13.10% 13.14% 11.94% Effect of goodwill 0.18% 0.21% 0.17% 0.16% 0.15% Return on average tangible common equity 12.79% 15.09% 13.27% 13.30% 12.09%

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	1Q21	2Q21	3Q21	4Q21	1Q22
Total interest income	$33,280	$33,377	$33,034	$34,192	$36,034
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,356	1,394	1,356	1,348	1,314
Total interest income - FTE	$34,636	$34,771	$34,390	$35,540	$37,348
Total interest income - FTE	$34,636	$34,771	$34,390	$35,540	$37,348
Adjustments:					
Income from tax refund advance loans	-	-	-	-	(2,864)
Adjusted total interest income - FTE	$34,636	$34,771	$34,390	$35,540	$34,484
Net interest income	$20,525	$21,607	$20,919	$23,505	$25,750
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,356	1,394	1,356	1,348	1,314
Net interest income - FTE	$21,881	$23,001	$22,275	$24,853	$27,064
Net interest income	$20,525	$21,607	$20,919	$23,505	$25,750
Adjustments:					
Subordinated debt redemption cost	-	-	810	-	-
Income from tax refund advance loans	-	-	-	-	(2,864)
Adjusted net interest income	$20,525	$21,607	$21,729	$23,505	$22,886
Net interest income	$20,525	$21,607	$20,919	$23,505	$25,750
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,356	1,394	1,356	1,348	1,314
Subordinated debt redemption cost	-	-	810	-	-
Income from tax refund advance loans	-	-	-	-	(2,864)
Adjusted net interest income - FTE	$21,881	$23,001	$23,085	$24,853	$24,200
Net interest margin	2.04%	2.11%	2.00%	2.30%	2.56%
Adjustments:					
Effect of fully-taxable equivalent adjustments [1]	0.14%	0.14%	0.13%	0.13%	0.13%
Net interest margin - FTE	2.18%	2.25%	2.13%	2.43%	2.69%

1 Assuming a 21% tax rate

FIRST INTERNET BANCORP

26

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	1Q21	2Q21	3Q21	4Q21	1Q22
Net interest margin	2.04%	2.11%	2.00%	2.30%	2.56%
Adjustments:					
Effect of subordinated debt redemption cost	0.00%	0.00%	0.08%	0.00%	0.00%
Effect of income from tax refund advance loans	0.00%	0.00%	0.00%	0.00%	(0.28%)
Adjusted net interest margin	2.04%	2.11%	2.08%	2.30%	2.28%
Net interest margin	2.04%	2.11%	2.00%	2.30%	2.56%
Adjustments:					
Effect of fully-taxable equivalent adjustments [1]	0.14%	0.14%	0.13%	0.13%	0.13%
Effect of subordinated debt redemption cost	0.00%	0.00%	0.08%	0.00%	0.00%
Effect of income from tax refund advance loans	0.00%	0.00%	0.00%	0.00%	(0.28%)
Adjusted net interest margin - FTE	2.18%	2.25%	2.21%	2.43%	2.41%
Provision (benefit) for loan losses	$ 1,276	$ 21	$ (29)	$ (238)	$ 791
Adjustments:					
Provision for tax refund advance loans losses	-	-	-	-	(1,842)
(Benefit) provision for loan losses, excluding tax refund advance loans	$ 1,276	$ 21	$ (29)	$ (238)	$ (1,051)
Average loans	3,047,915	2,994,356	2,933,654	2,914,858	2,947,924
Adjustments:					
Average tax refund advance loans	-	-	-	-	(60,499)
Average loans, excluding tax refund advance loans	3,047,915	2,994,356	2,933,654	2,914,858	2,887,425
Net charge-offs (recoveries) to average loans	0.02%	0.35%	0.01%	(0.01%)	0.05%
Adjustments:					
Effect of tax refund advance loans net charge-offs to average loans	0.00%	0.00%	0.00%	0.00%	(0.21%)
Net (recoveries) charge-offs to average loans, excluding tax refund advance loans	0.02%	0.35%	0.01%	(0.01%)	(0.16%)
Allowance for loan losses	$30,642	$28,066	$28,000	$27,841	$28,251
Loans	$3,058,694	$2,957,608	$2,936,148	$2,887,662	$2,880,780
Adjustments:					
PPP loans	(53,365)	(39,682)	(14,981)	(3,152)	(1,003)
Loans, excluding PPP loans	$3,005,329	$2,917,926	$2,921,167	$2,884,510	$2,879,777
Allowance for loan losses to loans	1.00%	0.95%	0.95%	0.96%	0.98%
Effect of PPP loans	0.02%	0.01%	0.01%	0.01%	0.00%
Allowance for loan losses to loans, excluding PPP loans	1.02%	0.96%	0.96%	0.97%	0.98%

1 Assuming a 21% tax rate

FIRST INTERNET BANCORP

27

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	1Q21	2Q21	3Q21	4Q21	1Q22
Noninterest income	$8,375	$8,962	$7,813	$7,694	$6,820
Adjustments:					
Gain on sale of premises and equipment	-	(2,523)	-	-	-
Adjusted noninterest income	$8,375	$6,439	$7,813	$7,694	$6,820
Noninterest expense	$15,317	$15,075	$14,451	$16,955	$18,780
Adjustments:					
Acquisition-related expenses	-	-	-	(163)	(170)
IT termination fee	-	-	-	(475)	-
Nonrecurring consulting fee	-	-	-	-	(875)
Adjusted noninterest expense	$15,317	$15,075	$14,451	$16,317	$17,735
Noninterest expense to average assets	1.49%	1.44%	1.34%	1.61%	1.81%
Effect of acquisition-related expenses	0.00%	0.00%	0.00%	(0.02%)	(0.02%)
Effect of IT termination fee	0.00%	0.00%	0.00%	(0.04%)	0.00%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.00%	0.00%	(0.08%)
Adjusted noninterest expense to average assets	1.49%	1.44%	1.34%	1.55%	1.71%
Income before income taxes - GAAP	$12,307	$15,473	$14,310	$14,482	$12,999
Adjustments:					
Gain on sale of premises and equipment	-	(2,523)	-	-	-
Subordinated debt redemption cost	-	-	810	-	-
Acquisition-related expenses	-	-	-	163	170
IT termination fee	-	-	-	475	-
Nonrecurring consulting fee	-	-	-	-	875
Adjusted income before income taxes	$12,307	$12,950	$15,120	$15,120	$14,044
Income tax provision - GAAP	$ 1,857	$ 2,377	$ 2,220	$ 2,004	$ 1,790
Adjustments:					
Gain on sale of premises and equipment	-	(530)	-	-	-
Subordinated debt redemption cost	-	-	170	-	-
Acquisition-related expenses	-	-	-	34	36
IT termination fee	-	-	-	100	-
Nonrecurring consulting fee	-	-	-	-	184
Adjusted income tax provision	$ 1,857	$ 1,847	$ 2,390	$ 2,138	$ 2,010

FIRST INTERNET BANCORP

28

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	1Q21	2Q21	3Q21	4Q21	1Q22
Net income - GAAP	$10,450	$13,096	$12,090	$12,478	$11,209
Adjustments:					
Gain on sale of premises and equipment	-	(1,993)	-	-	-
Subordinated debt redemption cost	-	-	640	-	-
Acquisition-related expenses	-	-	-	129	134
IT termination fee	-	-	-	375	-
Nonrecurring consulting fee	-	-	-	-	691
Adjusted net income	$10,450	$11,103	$12,730	$12,982	$12,034
Diluted average common shares outstanding	9,963,036	9,981,422	9,988,102	9,989,951	9,870,394
Diluted earnings per share - GAAP	$ 1.05	$ 1.31	$ 1.21	$ 1.25	$ 1.14
Adjustments:					
Effect of gain on sale of premises and equipment	-	(0.20)			
Effect of subordinated debt redemption cost	-	-	0.06	-	-
Effect of acquisition-related expenses	-	-	-	0.01	0.01
Effect of IT termination fee	-	-	-	0.04	-
Effect of nonrecurring consulting fee	-	-	-	-	0.07
Adjusted diluted earnings per share	$1.05	$1.11	$1.27	$1.30	$1.22
Return on average assets	1.02%	1.25%	1.12%	1.19%	1.08%
Effect of gain on sale of premises and equipment	0.00%	(0.19%)	0.00%	0.00%	0.00%
Effect of subordinated debt redemption cost	0.00%	0.00%	0.06%	0.00%	0.00%
Effect of acquisition-related expenses	0.00%	0.00%	0.00%	0.01%	0.01%
Effect of IT termination fee	0.00%	0.00%	0.00%	0.04%	0.00%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.00%	0.00%	0.07%
Adjusted return on average assets	1.02%	1.06%	1.18%	1.24%	1.16%

First Internet Bancorp

29

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	1Q21	2Q21	3Q21	4Q21	1Q22
Return on average shareholders' equity	12.67%	14.88%	13.10%	13.14%	11.94%
Effect of gain on sale of premises and equipment	0.00%	(2.26%)	0.00%	0.00%	0.00%
Effect of subordinated debt redemption cost	0.00%	0.00%	0.69%	0.00%	0.00%
Effect of acquisition-related expenses	0.00%	0.00%	0.00%	0.14%	0.14%
Effect of IT termination fee	0.00%	0.00%	0.00%	0.39%	0.00%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.00%	0.00%	0.74%
Adjusted return on average shareholders' equity	12.67%	12.62%	13.79%	13.67%	12.82%
Return on average tangible common equity	12.79%	15.09%	13.27%	13.30%	12.09%
Effect of gain on sale of premises and equipment	0.00%	(2.30%)	0.00%	0.00%	0.00%
Effect of subordinated debt redemption cost	0.00%	0.00%	0.70%	0.00%	0.00%
Effect of acquisition-related expenses	0.00%	0.00%	0.00%	0.14%	0.14%
Effect of IT termination fee	0.00%	0.00%	0.00%	0.40%	0.00%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.00%	0.00%	0.75%
Adjusted return on average tangible common equity	12.79%	12.79%	13.97%	13.84%	12.98%
Effective income tax rate	15.1%	15.4%	15.5%	13.8%	13.8%
Effect of gain on sale of premises and equipment	0.0%	(1.1%)	0.0%	0.0%	0.0%
Effect of subordinated debt redemption cost	0.0%	0.0%	0.3%	0.0%	0.0%
Effect of acquisition-related expenses	0.0%	0.0%	0.0%	0.1%	0.3%
Effect of IT termination fee	0.0%	0.0%	0.0%	0.2%	0.0%
Effect of nonrecurring consulting fee	0.0%	0.0%	0.0%	0.0%	1.3%
Adjusted effective income tax rate	15.1%	14.3%	15.8%	14.1%	15.4%

FIRST INTERNET BANCORP

30

Reconciliation of Non-GAAP Financial Measures 31 Dollars in thousands 1Q21 2Q21 3Q21 4Q21 1Q22 Income before income taxes - GAAP 12,307$ 15,473$ 14,310$ 14,482$ 12,999$ Adjustments: Income from tax refund advance loans - - - - (2,864) Provision for tax refund advance loans losses - - - - 1,842 Tax refund advance loans servicing fee - - - - 921 Income before income taxes, excluding tax refund advance loans 12,307$ 15,473$ 14,310$ 14,482$ 12,898$ Income tax provision - GAAP 1,857$ 2,377$ 2,220$ 2,004$ 1,790$ Adjustments: Income from tax refund advance loans - - - - (601) Provision for tax refund advance loans losses - - - - 387 Tax refund advance loans servicing fee - - - - 193 Income tax provision, excluding tax refund advance loans 1,857$ 2,377$ 2,220$ 2,004$ 1,769$ Net income - GAAP $10,450 $13,096 $12,090 $12,478 $11,209 Adjustments: Income from tax refund advance loans - - - - (2,263) Provision for tax refund advance loans losses - - - - 1,455 Tax refund advance loans servicing fee - - - - 728 Net income, excluding tax refund advance loans 10,450$ 13,096$ 12,090$ 12,478$ 11,129$